EXHIBIT 10.2

AMENDMENT 2015-1
TO THE

AECOM TECHNOLOGY CORPORATION MANAGEMENT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS AMENDMENT to the AECOM Technology Corporation Management Supplemental Executive Retirement Plan (the “Plan”) is adopted by AECOM (the “Company”) effective as of January 1, 2015, except as otherwise indicated.

WITNESSETH:

WHEREAS, the Company maintains the Plan, and such Plan is currently in effect; and

WHEREAS, Section 4.1 of the Plan provides that the Company’s Board of Directors shall have the authority to amend the Plan from time to time; and

WHEREAS, the Board, through a series of delegations, has delegated to the Americas Benefits Administrative Committee its authority to amend the Plan; and

WHEREAS, the Company wishes to amend the Plan to update the name of the Plan, and as described more fully below.

NOW, THEREFORE, the Company amends the Plan as follows:

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1.

Section 2.7 shall be amended by deleting such section in its entirety and replacing it with the following:

“2.7                         Committee means the AECOM Global Benefits Administration Committee, or its duly authorized delegate.”

2.

Effective January 1, 2016, the name of the Plan and Section 2.8 of the Plan shall be amended by removing the words “Technology Corporation” therefrom.

3.

Section 3.3(b) shall be amended by adding the following sentences at the end thereof:

“The amount payable under any such optional form of benefit shall be determined in accordance with the AECOM Pension Plan. For the avoidance of doubt, benefits subject to the terms of the Plan as in effect on December 31, 2004 may only be distributed to a Participant pursuant to a form of distribution available to that Participant under the Plan on that date.  For the further avoidance of doubt, if the Plan permitted a lump sum form of distribution to be made to a Participant on that date, such Participant shall be permitted to elect a lump sum form of distribution.”

4.

Section 5.3 shall be deleted in its entirety and replaced with the following:

“5.3                         The Committee shall make all determinations as to the rights to benefits under the Plan. Subject to and in compliance with the specific procedures contained in the applicable regulations under ERISA: (a) Any decision by the Committee denying a claim by a Participant or his beneficiary for benefits under the Plan shall be stated in writing and delivered or mailed to the Participant or beneficiary; (b) each such notice shall set forth the specific reasons for the denial, written in a manner that is intended to be understood by the claimant; and (c) the Committee shall afford a reasonable opportunity to the Participant or beneficiary for a full and fair review of the decision denying such claim. The benefit claims procedures then in effect under Section 503 of ERISA, as amended, and any regulations thereunder, shall be followed by the Committee in making any benefit determinations under the Plan. All interpretations, determinations and decisions of the Committee with respect to any claim hereunder shall be made in its sole discretion and shall be final and conclusive.  After exhaustion of the Plan’s claim procedures, any further legal action taken against the Plan or the Committee by the Participant or his Beneficiary (or other claimant) for benefits under the Plan must be filed in a court of law no later than 90 days after the Committee’s final decision regarding the claim.  No action at law or in equity shall be brought to recover benefits under the Plan until the appeal rights herein provided have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part.  All decisions and communications to Participants, Beneficiaries, or other persons regarding a claim for benefits under the Plan shall be held strictly confidential by the Participant, beneficiary (or other claimant), the Committee, the Company, and their agents.  Benefits under the Plan will be paid only if the Committee decides in its sole discretion that a Participant or Beneficiary (or other claimant) is entitled to them.  Subject to applicable law, any interpretation of the provisions of the Plan and any decisions on any matter within the discretion of the Committee made by the Committee or its delegate in good faith shall be binding on all persons.  A misstatement or other mistake of fact shall be corrected when it becomes known and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.”

5.

Section 5.4 shall amended by adding the following sentence at the end of Section 5.4:

“For the avoidance of doubt, any Plan expenses may be paid from assets attributable to a Trust (as defined in Section 6.1), except to the extent the terms of such Trust explicitly forbid the Company from doing so.”

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Except as otherwise set forth, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the AECOM Americas Benefits Administration Committee has caused these presents to be executed by its Chair thereunto duly authorized this       day of December, 2015.

AECOM AMERICAS BENEFITS
ADMINISTRATION COMMITTEE

/s/ Bernard Knobbe
Bernard C. Knobbe, Chair